SEPARATION AGREEMENT


     THIS SEPARATION AGREEMENT is made and entered into by and between

James W. Checco (hereinafter referred to as "Employee") and Digital Link

Corporation, a California corporation (hereinafter referred to as the

"Company").

                         WITNESSETH:

  WHEREAS, Employee and the Company have mutually agreed that Employee will separate from the Company; and

  WHEREAS, Employee and the Company desire to settle fully and finally all differences between them, including, but in no way limited to, any differences that might arise out of Employee's employment with and separation from the Company.

  NOW, THEREFORE, the parties agree as follows:

     1. Employee and Company agree that, subject to Employee's compliance with this Agreement:

          (a) Employee agrees that his active employment with the Company will end at the end of the business day on November 19, 1996. Employee will cease being an officer of the Company as of the same date. Regardless of whether employee signs this Agreement or not he will be paid all accrued salary and paid time off through November 19, 1996, less applicable withholding for federal and state income taxes, FICA, SDI and any employee contributions for the 401(k) plan. Thereafter, Employee will be available to the Company as a consultant only to answer questions upon reasonable notice. Employee agrees that after November 19, 1996, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company.

          (b) Employee will remain a consultant of Company until the end of business on May 19, 1997, even if he otherwise becomes employed and will be paid at his current salary on a bi-weekly basis at the same time as Company employees (the "Salary Benefit"). Employee will continue being provided all current benefits until May 19, 1997 except that (i) no car allowance will be paid, (ii) there will be no further participation in the 1993 Employee Stock Purchase Plan, (iii) there will be no paid time off,
(iv) no bonus will be paid for Fiscal Year 1997, and (v) an amount equal to current health insurance benefits will paid toward Employee's
COBRA costs. In the event Employee is employed, whether temporarily, full-time or as a consultant, prior to May 19, 1997, Employee's benefits (other than the Salary Benefit) under this subparagraph (b) will cease upon Employee becoming employed.

      (c) The Company will pay $15,000 to Employee for assistance in finding new employment. The Fiscal Year 1996 bonus will be paid on a pro-rated basis to November 19, 1996, per the 1996 Executive Bonus Plan. The bonus will be paid at the end of February 1997.

          (d) Employee has the following outstanding stock option grants to purchase the Company's Common Stock, which vest on or prior to May 19, 1997:

 Grant No.   Grant Date   Vesting from 11-19-96 to 05/19/97
    594       11-03-95                     3,750
    692       04-10-96                    12,188
                   Total Shares           15,938

   These options will continue to vest in accordance with such grants through May 19, 1997. The provisions of Employee's option grants shall continue in full force and effect.

          (e) Employee agrees that on or before November 19, 1996 he will return to the Company all files, memoranda, records, credit cards and other documents and physical or personal property, which Employee has in his possession or control and which are the property of the Company.

     2. Employee agrees that the payments and provision of benefits under this Agreement are in full satisfaction of all obligations of Company to Employee arising out of or in connection with his employment including, without limitation, all salary, bonuses, accrued vacation, sick pay, and reimbursement of expenses. Employee agrees that the additional payment constitutes consideration for the consulting services, covenants and releases of Employee as set forth herein.

     3. The Employee, on behalf of himself, his agents, representatives, heirs, employees, predecessors, successors, and assigns and any persons acting by, through, under or in concert with each of them hereby releases and forever discharges each of the Company, its subsidiaries, affiliates, agents, representatives, directors, officers, employees, predecessors, successors and assigns, and any persons acting by, through, under or in concert with each of them (the "Releasees"), from any and all manner of action or actions, causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, losses, damages, costs, or expenses (including, without limitation, any claim based on Employee's prior employment by Company or his separation therefrom, any claims for wages, bonuses, or expense reimbursement, any claims that any circumstances of Employee's separation were wrongful, or in violation of any of his rights, contractual, statutory or otherwise), including, but not limited to, the Age Discrimination in Employment Act, 29 U.S.C. 621 et seq. (as amended by the Older Workers' Benefit Protection Act, 29 U.S.C. 626(f)), whether or not now known, claimed or suspected, fixed or contingent, which Employee now, has, owns or holds, or at any time heretofore had, owned or held or ever claimed to have had, owned or held or may hereafter have, own or hold against the Releasees based upon or arising from any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof. This release does not release Company from its obligations under this Agreement. The foregoing release shall remain in effect in the event of any breach of this Agreement.

     4. This Agreement shall not in any way be construed as an admission by the Releasees that they acted wrongfully with respect to the Employee or any other person. Similarly, this Agreement shall not in any way be construed as an admission that the Employee has acted wrongfully, or that the Employee has any rights whatsoever against the Company. The parties have entered into this settlement in order to purchase peace and avoid any possible involvement in protracted litigation.

     5. At all times after the execution of this Agreement, Employee and Company represent and agree that each will keep the terms, (including benefits and amounts paid to Employee) of this Agreement confidential, and no information concerning this Agreement will be disclosed to anyone, except (1) in the case of Employee, to his spouse, tax preparer and attorney, if any; and (2) in the case of Company, to its attorney, accountant, and others as may be required by law, including, but not limited to Securities and Exchange Commission requirements.

   6. Employee and Company agree that neither shall make any statement, written or oral, or otherwise engage in any communication, which disparages in any way the other or the other party's directors, officers, employees, capabilities, products or business practices.

     7. Employee represents and warrants that no other person had or has or claims any interest in the matters referred to in paragraph 3 hereof; that he has the sole right and exclusive authority to execute this Agreement, and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

     8. Employee expressly waives any right or benefit available to him in any capacity under the provisions of Section 1542 of the Civil Code of California, which provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
          THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
          HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
          WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
          AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     9. Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any, that he desired, he has availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement. Employee understands and agrees that the waiver of rights contained in this Agreement is only an exchange for the consideration specified herein, and that Employee would not otherwise be entitled to such consideration. Employee acknowledges that he was offered a period of at least twentyone (21) days to consider the terms of this Agreement. For a period of seven (7) days following execution of this Agreement, Employee may revoke said Agreement, and the Agreement shall not become effective until the seven (7) day period has expired.

   10. Employee represents and agrees that this Agreement is binding upon himself, his estate, heirs and assignees. Company represents and agrees that this Agreement is binding upon the Company, its successors and assigns. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

     11. Any dispute arising out of or related to this Agreement shall be settled in accordance with the Rules of the American Arbitration
Association. The arbitration will take place in Sunnyvale, California. The award of the arbitrators will be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction.

     12. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.


     Executed at Sunnyvale, California.


     PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


Date:   12/12/96                           /s/ James W. Checco
                                               James W. Checco


                                        Digital Link Corporation

Date:   12/12/96                         By:   /s/ Alan Fraser
                                           Chief Executive Officer